                            AMENDMENT TO CREDIT AGREEMENT
                                        (1996)

    This Amendment to Credit Agreement (this "Amendment") is made on the 1st day of July, 1996 between FINISHMASTER, INC., a Michigan corporation, of 4259 40th Street, S.E., Kentwood, Michigan 49512 (the "Borrower"), and NBD Bank, a Michigan banking corporation, of 200 Ottawa Avenue, N.W., Brand Rapids, Michigan 49503 (the "Lender").

                                       RECITALS

    A. The Borrower and the Lender are parties to a Credit Agreement dated August 24, 1995, (the "Existing Credit Agreement"), pursuant and subject to which Lender agreed to extend the following loans to the Borrower (the "Committed Loans"):

         (i) Acquistion Loans in an aggregate amount (subject to the adjustments set forth in the Existing Credit Agreement) of up to $12,000,000; and

         (ii) Working Capital Loans in an aggregate amount (subject to the adjustments set forth in the Existing Credit Agreement) of up to $5,000,000;

    B. Subject to the terms and conditions of the Existing Credit Agreement, the Borrower has the right to convert Acquistion Loans to Term Loans, the aggregate outstanding principal balance of which reduces the Total Acquistion Loan Commitment.

    C. The aggregate outstanding principal balance of Term Loans on the date of this Amendment is $7,613,775.

    D. The Borrower has requested the Lender to increase the maximum amount available under the Total Acquistion Loan Commitment from $12,000,000 to $15,000,000.

    E. The Borrower and the Lender also wish to set forth herein certain other amendments to the Existing Credit Agreement and Loan Documents.

    NOW, THEREFORE, the Lender and the Borrower agree as follows:

    1.   DEFINTIONS     (a)  Any capitalized term used but not defined in this
Amendment will have the meaning assigned to such term in the Existing Credit Agreement. From and after the date of this Amendment, each reference in the Existing Credit Agreement or this Amendment to the term "Agreement: means the Existing Credit Agreement, as modified by this Amendment, and each reference in the Agreement to "Loan Documents" includes, without limitation, this Amendment and the documents that evidence, secure or otherwise relate to the Committed Loans, as modified hereby.

         (b) From and after the date of this Amendment, each reference in the Agreement and the other Loan Documents to the term:

              (i) "Acquistion Note" means the promissory note of the Borrower issued pursuant to paragraph 3 of this Amendment, as the same may be modified, endorsed or amended from time to time.

              (ii) "Applicable Borrowing Margin" means 145 basis points (1.45%) PER ANNUM; PROVIDED that if any consolidated financial statements of the Borrower indicate that during the period covered thereby, (i) the Intermediate Rate Increase Criterion was or is satisfied, then until the longer of (A) 90 days from the Bank's receipt of such financial statements, or (B) until the Borrower submits financial statements establishing that such criterion is no longer satisfied, the Applicable Borrowing Margin shall be increased to 170 basis points (1.70%) PER ANNUM, and (ii) a Prime Rate Increase Criterion is satisfied, then notwithstanding anything to the contrary contained in this Agreement, until the longer of (A) 90 days from the Bank's receipt of such financial statements, or (B) until the Borrower submits financial statements establishing that such criterion is no longer satisfied, each Term Loan and Fixed Period Loan shall bear interest at the Prime Rate.

              (iii) "Final Maturity Date" means July 31, 1997.

              (iv) "Intermediate Rate Increase Criterion" means a ratio of the Borrower and Refinishers, on a consolidated basis, of Funded Debt to EBITDA equal to or greater than 2.5 to 1, but less than 3.0 to 1.

              (v)  "Parent" means LDI, Ltd.

              (vi) "Prime Rate Increase Criterion" means (i) a ratio of the Borrower and Refinishers, on a consolidated basis, of Funded Debt to EBITDA equal to or greater than 3.0 to 1, or (ii) failure by the Borrower to deliver any of the financial statements described in Section 5.1 of the Existing Credit Agreement at the time and in the form required thereby.

    2. BORROWER'S AGREEMENTS AND ACKNOWLEDGEMENTS. (a) the Borrower restates, affirms and makes, effective as of the date of this Amendment, each of the covenants, agreements, acknowledgments, representations, warranties, waivers and releases contained in the Existing Credit Agreement and the other Loan Documents. Further, except as specifically modified hereby, the Borrower ratifies and affirms the continuing validity and binding effect of the Loan Documents and represents and warrants to the Lender that all representations and warranties contained in each of the Loan Documents are true as of the date hereof.

    (b) The Borrower represents and warrants that each balance sheet, statement of income, statement of retained earnings and statement of changes in financial position submitted to the Lender was prepared in accordance with GAAP and present fairly the financial position of the Borrower as of the date of such statement. No changes having a material adverse effect upon the Borrower have occured since the date of the most recent of such financial statements.

    3. TOTAL ACQUISTION LOAN COMMITMENT. Paragraph 2.1.A of the Existing Credit Agreement is amended to provide that the "Total Acquistion Loan Commitment" shall be equal, before accounting for the reductions and adjustments set forth in the Agreement (including, without limitation, reductions for the aggregate outstanding balance of Term Loans), to $15,000,000. The Borrower shall execute and deliver to the Lender a single Acquistion Note to evidence the Acquistion Lender a single Acquistion Note to evidence the Acquistion Loans, in the stated principal amount of $15,000,000 and otherwise in form and substance acceptable to the Lender.

    4. INTEREST RATE OPTIONS. (a) The proviso at the end of paragraph 2.6.A of the Existing Credit Agreement is amended and restated as follows:

    PROVIDED, HOWEVER, that if (i) any consolidated financial statements of the Borrower indicate that during the period covered thereby, the ratio of the Borrower's and Refinisher's Funded Debt to EBITDA was or is equal to or greater than 3.0 to 1, or (ii) the Borrower fails to deliver any of the financial statements described in Section 5.1 of the Existing Credit Agreement at the time and in the form required thereby, then until the longer of (A) 90 days from the Bank's receipt of such financial statements, or (B) until the Borrower submits financial statements establishing that the ratio of the Borrower's and Refinisher's Funded Debt to EBITDA is less than 3.0 to 1, each Term Loan and Fixed Period Loan shall bear interest at the Prime Rate.

         (b) The proviso at the end of the first paragraph of 2.7.B of the Existing Credit Agreement is amended and restated as follow:

    PROVIDED, HOWEVER, that if (i) any consolidated financial statements of the Borrower indicate that during the period covered thereby, the ratio of the Borrower's and Refinisher's Funded Debt to EBITDA was or is equal to or greater than 3.0 to 1, or (ii) the Borrower fails to deliver any of the financial statements described in Section 5.1 of the Existing Credit Agreement at the time and in the form required thereby, then until the longer of (A) 90 days from the Bank's receipt of such financial statements, or (B) until the Borrower submits financial statements establishing that the ratio of the Borrower's and Refinisher's Funded Debt to EBITDA is less than 3.0 to 1, each Term Loan shall bear interest at the Prime Rate.

    5. FINANCIAL COVENANT AMENDMENTS.     (a) Paragraph 6.6B of the Existing
Credit Agreement is amended and restated in its entirety as follows:

    FUNDED DEBT/EBITDA. The Borrower and Refinishers will not, on a consolidated basis, permit or suffer their ratio of (i) Funded Debt to (ii) EBITDA, as measured on the last day of each calendar quarter, in each case for the four calendar quarters preceding the date of measurement, to exceed
    3.75 to 1 with respect to each four quarter period ending before September 30, 1996, and 3.5 to 1 with respect to each four quarter period ending on or after September 30, 1996.

    (b) Paragraph 6.6D of the Existing Credit Agreement is amended and restated in its entirety as follows:

    DEBT COVERAGE RATIO. At any time that there remains outstanding any indebtedness under a Term Loan, the Borrower and Refinishers will not, on a consolidated basis, permit or suffer their ratio of (i) EBITDA (less provision for cash taxes based on income) to (ii) Debt Service, as measured on the last day of each calendar quarter, in each case for the four calendar quarters preceding the date of measurement, to be:

         (A) less than 1.50 to 1 with respect to each four quarter period ending before September 30, 1996;

         (B) less than 1.35 to 1 with respect to each four quarter period ending before September 30, 1996, but before March 31, 1997; and

         (C) less than 1.50 to 1 with respect to each four quarter period ending on or after March 31, 1997.

    6. COSTS AND EXPENSES. Borrower agrees to pay all costs and expenses in connection with the negotiation, preparation, reproduction, execution, delivery, enforcement, attempted enforcement and defense of the terms of this Amendment and the other Loan Documents and of Lender's actions in connection therewith, and all amendments or modifications of or supplements to any of the foregoing, and any and all other documents furnished pursuant hereto or thereto, or in connection herewith or therewith.

    7. PROHIBITION ON ASSIGNMENT. Borrower may not assign any of its rights under this Amendment or any of the other Loan Documents without the prior written consent of the Lender, which consent may be withheld at Lender's sole discretion. Any attempt to assign a right in contravention of the foregoing shall be void and without force or effect.

    8.   EXECUTION AND COUNTERPARTS.   This Amendment may be executed in any
number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but when taken together shall constitute one and the same Amendment.

    9. SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, which provisions shall remain in full force and effect.

    10. HEADINGS. Section headings used in this Amendment are for convenience of reference only and shall not affect the construction of the Agreement.

    11. ENFORCEABILITY OF LOAN DOCUMENTS. Except as expressly and specifically set forth herein, the Loan Documents remain unmodified and in full force and effect. In the event of any discrepancy between any other Loan Document and this Amendment, the terms and condition of this Amendment will control and such other Loan Document is deemed amednded to conform hereto.

    Executed by the parties on the date first set forth above.

                                  NBD Bank, a Michigan banking
                                  corporation

                                  By:  Raymond E. Reitsma
                                       -----------------------------
                                    Its:  Vice President
                                           -------------------------

                                  Finishmaster, Inc., a
                                  Michigan corporation

                                  By:  Roger A. Sorokin
                                       -----------------------------
                                    Its:  Vice President Finance
                                          --------------------------